RESOLUTIONS OF

DIRECTORS AND SHAREHOLDERS

OF

THUNDER MOUNTAIN GOLD, INC.

As provided under Idaho Code, §30-1-82 1, the following resolutions were adopted by the Board of Directors of Thunder Mountain Gold, Inc. (excluding E. James Collord), deemed effective May 12, 2005:

RESOLVED, the Company is unable to make the required financing payments of approximately $210,000.00 to Dewey Mining Company, under the terms and conditions of that certain loan agreement between Thunder Mountain Gold, Inc. (Company) and Dewey Mining Company dated May 15, 2003 and duly approved by a resolution of the Board of Directors~

FURTHER RESOLVED, E. James Collord and Leta Mae Collord, husband and wife, have offered to make a loan to the Company in order for the Company to make the approximate payment of $212,000 to the Dewey Mining Company and to provide additional funding for operational expenses to a maximum total, including the loan payoff, of $250,000.00 over a two-year period;

FURTHER RESOLVED, under Idaho Code, §30-1-860, E. James Collord is an “interested director” since he and his spouse have a financial interest in the proposed transaction, and any transaction with either requires a majority of the disinterested or “qualified” directors to authorize, approve or ratify the proposed loan arrangement or transaction;

FURTHER RESOLVED, Pete Parsley and Robin S. McRae, being “qualified directors” as those terms are understood under Idaho Code, §30-l-862(4)(a), of the company (excluding E. James Collord) believe such loan to be in the best interests .of the Company and its shareholders, since failure to make the required payment would cause the Company to forfeit its interests in all patented and unpatented mining claims, water rights, and infrastructure located in the Thunder Mountain Mining District, Valley County, Idaho, and which constitutes a significant portion of a property package appraised by the U.S. Forest Service at $13 million;

FURTHER RESOLVED, that the form of promissory note proposed between the Company and E. James Collord and Leta Mae Collord, husband and wife, attached as Exhibit ‘A’ and incorporated by reference is authorized, ratified, and approved;

FURTHER RESOLVED, that the Board of Directors, in entering into the Loan Agreement with E. James Collord and Leta Mae Collord, husband and wife, are ratified, confirmed and approved, subject to ratification, confirmation, and/or the approval by a majority of the Shareholders in accordance with Idaho Code, §30-1-863;

FURTHER RESOLVED, the President, Secretary and Treasurer of the Company are authorized and empowered to take any and all action necessary to effectuate the foregoing resolution.

DIRECTORS:

We, the undersigned, being the Directors of Thunder Mountain Gold, Inc., excluding E. James Collord, consent to the foregoing actions without a meeting and waive notice of any meeting requirement by our signatures below.

*

A facsimile signature shall be considered the same as an original

2

FURTHER RESOLVED, that the Board of Directors, in entering into the Loan Agreement with t. James Coilord and Leta Mae Collord, husband and wife, are ratified, confirmed arid approved, subject to ratification, eonfirmatjo~, and/or the approval by a majority of the Shareholders in accordance with Idaho Code, §30-1-863;

FURTHER RESOLVED, the President, Secretary and Treasurer of the Company are authorized and empowered to take any and all action necessary tO effectuate the foregoing resolution.

DIRECTORS~

We, the undersigned, being the Directors of Thunder Mountain Gold, Inc., excluding E. James Collord, consent to the foregoing actions without a meeting and waive notice of any meeting requirement by our signatures below.

*

A facsimile signature shall be considered the same as an original

Secured Convertible Promissory Note

Maximum of $250,000

May 12, 2005

THE SECURITIES REPRESENTED BY THIS PROMISSORY NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (“ACT”), AS AMENDED, AND ARE RESTRICTED SECURITIES AS DEFINED BY RULE 144 OF THE ACT. THE SECURITIES MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT TO THE SECURITIES SHALL BE EFFECTIVE UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION REQUIREMENTS UNDER THE ACT IS EFFECTIVE, OR, (2) THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL FOR THE COMPANY THAT NO VIOLATIONS OF ANY SECURITIES ACTS WILL BE INVOLVED IN ANY TRANSFER.

THIS PROMSSORY NOTE HAS NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OF ANY STATE SECURITIES AGENCIES.

FOR VALUE RECEIVED, Thunder Mountain Gold, Inc., an Idaho Corporation (individually “Maker” or “Company’) promise to pay to E. JAMES COLLORD and LETA MAE COLLORD, husband and wife (collectively “Holders”, “COLLORD” or ‘Payees”) or ORDER, at 1239 Parkview Drive, Elko, Nevada 89801, the sum of 250 Thousand Dollars ($250,000), or an amount loaned to the company up to the time of payoff or two years from the date assigned hereto, with interest from the date herein (the “Loan”), on the unpaid principal balance as hereinafter set forth, unless otherwise extended by mutual agreement of Maker and Holder. Holder shall be compensated for such Loan as follows:

1.

Payment. This Note is structured as follows: The Loan shall bear interest at the rate of seven and one-half (7.5%) per annum subject to adjustment as provided below. The Note shall mature two years from the date of this Note, which is twenty-four (24) months after the date of the Note (if not earlier converted and canceled as herein provided), and in the principal amount of the Loan. For purposes of accrued interest calculations, the interest period shall begin June 1, 2005, and the first twelve-month period shall end on May 31, 2006. The Company can make payments as it deems appropriate at any time during the term of this Note, including interest only payments. This Note can be paid in full (principal and accrued interest) at anytime during the period with no penalty. In any event, the entire balance of unpaid interest and principal is due in full no later than May 31, 2007 unless converted as herein provided for. For purposes of this Promissory Note “annual” shall mean 365 days. Payments shall apply first to interest then to principal.

a)

At the sole option of Holders, any unpaid portion of this Loan and all prior loans extended by Holders, may be converted into shares of Common Stock (the “Conversion Interest”), based on the then unpaid portion of this loan divided by a maximum of $0.15 per share. Alternatively, Holders and Company may mutually agree on the per share price of the conversion interest. Holders and Company agrees to execute such documents to evidence such conversion interest in accordance with federal and State Securities Laws.

(i)

Dilution Protection. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights, debt, or equity offering, or any other change in the corporate structure or a minimum share of the Corporation, which, in the opinion of the Holders, would not fairly protect the rights of the Holders of the Promissory Note in accordance with the essential intent and principles of this section, (including without limitation, maintaining the Conversion Interest) then upon written request of the Holders, the President shall, within five (5) days thereafter appoint a firm of independent certified public accountants (which may he the regular auditors of the Company) who are qualified as experts to make such determination, which shall give their opinion upon the adjustment, if any, on a basis consistent with such essential intent and principles, necessary to preserve, on a Fully Diluted Basis, the rights of the Holders. Upon receipt of such opinion by the President of the Company, the Company shall forthwith make the adjustments described therein.

b)

Security Interest. To the extent of any unpaid amounts due Holders under this Series A Convertible Promissory Note, the Company grants to the Holders a security interest not to exceed $250,000, as well as the filing of any financing statements.

2.

Prepayment. All or any part of the principal or any obligation due herein, may be pre-paid, at any time, without penalty, upon thirty (30) days prior notice (whether delivered via mail, facsimile, electronic mail, or other digital means) to Holders at the address set forth herein.

3.

Commercial Purposes. Holders acknowledge that the amounts due under this Note are primarily for commercial, investment or business purposes,

and are not for personal, family or household purposes of any kind. This investment is intended for working capital, capital investments, repayment of short term and intermediate term debt and other business expansion purposes.

Nothing herein shall be deemed to be an impairment, surrender, abridgement, release or waiver of any prior existing collateral security documents, guaranties, security agreements or Holders rights to any collateral securing the prior indebtedness. To the extent valid, perfected and enforceable, and except as otherwise provided in this Note, the respective security interests of the Holders shall rank first and prior to the security interests of any other creditors. The priorities of any security interests which are not established, altered or specified herein shall exist and continue in accordance with applicable provisions of law.

4.

Representations and Warranties of Holders. Holders confirm they are “accredited investors” within the meaning of SEC Regulation “D” or the undersigned alone, or together with their purchaser representative(s), have such knowledge and experience in financial and business matters that they, or the undersigned and such representative(s) together, are capable of evaluating the merits and risks of the Note, and of making an informed decision regarding this Note. Holders will not transfer, sell, or otherwise dispose of this Note. Holders confirm they are Shareholders of THUNDER MOUNTAIN GOLD, INC. prior to acquisition of the Promissory Note herein.

HOLDERS acknowledge they understand the meaning and legal consequences of the representations and warranties contained herein, and agrees to indemnify and hold harmless THUNDER MOUNTAIN GOLD, INC. and any other person or entity relying upon such information thereof from and against any and all loss, damage or liability due to or arising our of a breach of any representation, warranty, or acknowledgement of HOLDERS contained in the Agreement.

5.

Venue/Interpretation. Any action brought to enforce or interpret this Note shall be brought in Elko County, Nevada. Any controversy arising out of, connected to, or relating to any matters herein of the transactions between Holder and Company (Including for purposes of arbitration, directors, officers, employees, controlling persons, members, affiliates, professional advisors, agents, promoters, of the Company or Holders), on behalf of the undersigned, or this Agreement, or the breach thereof, including, but not limited to any claims of violations of Federal and/or State Laws as well as any common law claims shall be settled by arbitration; and in accordance with this paragraph and judgment on the arbitrator’s award may be entered in any court having jurisdiction thereof in accordance with the provisions of Nevada Law. In the event of such a dispute, each party to the conflict shall select an arbitrator, both of whom shall select an arbitrator, which shall constitute the three-person arbitration board. The decision of a majority of the board of arbitrators, who shall render their decision within thirty (30) days of appointment of the final arbitrator, shall be binding upon the parties. This Note shall be corisirued in accordance with the laws of the State of Nevada.

(a)

Charles A. Cleveland, P.S. (“Cleveland”) is in a potential conflicting situation as to his representation of Company and Collord. Collord, Holders, and Company acknowledge, understand, and represent that Cleveland does not act in any capacity as legal counsel for Collord in this transaction only for the Company: Collord and Company waive any conflicts of interest that may arise from or are connected to this agreement or Cleveland’s representation. Collord, Holders, Company and its President, acknowledge notice of and their right to seek Independent counsel.